UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29429	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Road, Suite 210

Orlando, FL 32819

(Address of principal executive offices, including zip code)

(407) 909-8015

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of C-MAC Aerospace

On March 22, 2012, API Technologies Corp. (the “Company”), through its subsidiary API Technologies (UK) Limited (“API UK”), acquired the entire issued share capital of C-MAC Aerospace Limited (“C-MAC”) for a total purchase price of £20.95 million (approximately $33 million), including the value of C-MAC’s debt repaid in connection with the acquisition. C-MAC is a leading provider of high-reliability electronic systems, modules, and components to the defense, aerospace, space, industrial and energy sectors.

Pursuant to the Share Purchase Agreement, dated 22 March 2012, made between C-MAC Microcircuits UK Opco Limited and Karen Oddey, as sellers, and API UK, as buyer, each of the sellers and the buyer made representations, warranties, covenants and agreements customary for a transaction of this type. Generally speaking, API UK is entitled to indemnification for a period of one year in respect of any breaches of the sellers’ representations and warranties.

The Company used the proceeds from the New Term Loans (as defined below) and cash on hand to fund the acquisition.

The foregoing is not a complete summary of the terms of the Share Purchase Agreement, and reference is made to the complete text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Credit Facility

On March 22, 2012, the Company entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with each of the Lenders (as defined below) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Agent”), which amends the Amended and Restated Credit Agreement, dated as of June 27, 2011, as amended on January 6, 2012 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto (the “Lenders”) and the Agent.

Pursuant to the Amendment, an aggregate principal amount of $16,000,000 in new term loans (the “New Term Loans”) were advanced to the Company to finance a portion of the consideration payable in connection with the acquisition of C-MAC. The New Term Loans are repayable quarterly at the end of each of the Company’s fiscal quarters, with each quarterly installment equaling 0.25% of the original aggregate principal amount of the New Term Loans and any remaining balance being due on the maturity date of June 1, 2016.

At the Company’s option, the New Term Loans accrue interest at a per annum rate based on either (i) the base rate plus a margin equal to 6.25% or (ii) the LIBOR rate plus a margin equal to 7.25%. The “base rate” means the highest of (i) the Agent’s prime lending rate; (ii) the federal funds rate plus a margin equal to 0.50%; (iii) the one month LIBOR rate plus a margin equal to 1.00%; and (iv) 2.50%. The “LIBOR rate” means the higher of (i) a floating per annum rate based upon the LIBOR rate for the applicable interest period and (ii) 1.50%. As of the effective date of the Amendment, the outstanding principal amount of all term loans incurred pursuant to the Credit Agreement before March 22, 2012 will bear interest at the interest rate applicable to the New Term Loans. If applicable credit ratings are downgraded after April 30, 2012 and any Note (as defined below) remains outstanding at the time of the downgrade, the interest rate applicable to the term loans or revolving loans pursuant to the Credit Agreement will be increased by 2.50% per annum until the credit ratings are restored or the Note is no longer outstanding.

The New Term Loans are otherwise subject to the same terms and conditions as, and are pari passu in right of payment with, all term loans previously incurred under the Credit Agreement.

In addition to the provision of the New Term Loans, the Amendment, among other things, (i) specifically permits the Company and its subsidiaries to consummate the acquisition of CMAC; (ii) establishes an incremental term loan facility enabling the lenders to provide up to $30,000,000 in additional term loans to be used by the Company and its subsidiaries in connection with future permitted acquisitions; (iii) amends the provisions of the Credit Agreement governing whether the Company and its subsidiaries may make acquisitions; (iv) amends the financial covenants relating to consolidated total leverage and consolidated interest expense coverage; and (v) permits the Company to enter into the Note Purchase Agreement (as defined below) and to issue the Note. The Company paid customary closing and arrangement fees to the Lenders in connection with the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Private Placement for Working Capital

On March 22, 2012, and following the acquisition of C-MAC, the Company entered into a Note Purchase Agreement by and among the Company and each of the Purchasers referred to therein (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company sold an aggregate initial principal amount of $26 million of convertible subordinated notes (the “Note”) to a single purchaser in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The Company received aggregate gross proceeds of $16 million from the private placement, all of which will be used for working capital purposes. The purchaser of the Note is an affiliate of Senator Investment Group LP. Such affiliate is also the beneficial owner of approximately 11% of the outstanding Common Stock (as defined below) (with out giving effect to the transactions contemplated by the Note Purchase Agreement).

Terms of the Note

Principal and Maturity Date. The principal amount of the Note is $26,000,000 and has a maturity date of March 22, 2019 (the “Maturity Date”).

Interest. Commencing on March 22, 2013, interest will accrue, computed on the basis of a 360-day year of twelve 30-day months, at a rate equal to 6% per annum, compounded quarterly on the last day of each March, June, September and December. Accrued and unpaid interest also will be paid on the date of any repayment or on any liquidation, dissolution or winding-up of the Company. Interest will be paid in kind each quarter, by adding the amount of the accrued and unpaid interest to the principal amount of the Note (the “Capitalized Interest Amount”). The Capitalized Interest Amount will constitute principal of the Note as of each applicable quarterly interest payment date and dividends shall begin to accrue on each Capitalized Interest Amount beginning on the date on which such amount is added to the principal amount of the Note. However, all interest due and payable on the date that the entire amount of the Note becomes due and payable, will be payable in cash on such date. Upon an Event of Default, the interest rate will increase to the rate for the most recently issued actively traded ten year U.S. Treasury security, plus 10.0%.

Conversion. Upon the filing of the amendment to the Charter and the Certificate of Designation (as defined and described below), the Note will convert into 26,000 shares of Series A Mandatorily Redeemable Preferred Stock. Prior to such conversion the Note is convertible in whole or in part, at any time at the option of the Note holder, into shares of Common Stock at an initial conversion price of $6.00 per share, which conversion price is subject to adjustment as described below. In addition, upon a Mandatory Redemption Event, the Note holders will have the right to receive upon conversion, in lieu of the Common Stock otherwise issuable, such shares of stock, securities or other property as would have been issued or payable upon such Mandatory Redemption Event had the Note been converted into Common Stock immediately prior to such Mandatory Redemption Event.

Adjustments to Conversion Price. The conversion price is subject to adjustment upon a stock split, stock dividend, reclassification or other similar event. In addition, if the Company makes a distribution of cash or other assets to holders of Common Stock, then the conversion price will be reduced by an amount equal to the fair market value of the assets distributed to the holders of Common Stock, divided by the number of shares of Common Stock as to which such distribution was made. Also, if the Company issues convertible securities or options to its Common Stock holders, then the holder of a Note will be entitled upon conversion of its Note to receive the number of such convertible securities or options which such holder would have been entitled to receive had its Note been converted into Common Stock on the date holders of Common Stock were entitled to such distribution.

Restrictions on Conversion. Pursuant to the terms of the Note, if stockholder authority to issue Common Stock in excess of the Issuable Maximum (as defined below) does not become effective, the principal balance that could not be converted would continue to remain outstanding.

Prepayment. The Company does not have the right to prepay the Note. If the Company elects to prepay the Note, it will be a breach of the Note and in addition to the principal amount of the Note being prepaid, the Company must pay an amount equal to 5% of the principal amount of the Note, plus all interest payments on the principal amount of such Note that would be due after the date of prepayment if no prepayment were made prior to the Maturity Date.

The Company must offer to prepay the Note upon a Mandatory Redemption Event. A holder of a Note may accept or reject the offer of prepayment. The prepayment amount in such event will be equal to an amount equal to 100% of the outstanding principal amount of the Note, together with the Note Make Whole Amount, all accrued and unpaid interest on such Note, and all other amounts owing to the holder pursuant to the terms of the Note Purchase Agreement, Note or any other document delivered in connection therewith.

The amount of the Note Make Whole Amount is determined by the event that triggers the Mandatory Redemption Event. If the Mandatory Redemption Event occurs due to a Change of Control (as defined in the Note Purchase Agreement), or an Event of Default (described below), then the Note Make Whole Amount will be equal to:

•

for the first 2 years following March 22, 2012, nothing, unless the Company is prohibited from repaying the Note or otherwise fails to repay the Note, in which case the Note Make Whole Amount is equal to the Capitalized Interest Amount that would have accrued and been added to the principal amount of the Note starting with the next succeeding quarterly payment date and through the following 2 years (with an assumed interest rate at 6%, compounded quarterly);

•

after March 22, 2014, but before March 22, 2015, an amount equal to the Capitalized Interest Amount that would have accrued and been added to the principal amount of the Note starting with the next succeeding quarterly payment date and through the following 24 months (with an assumed interest rate at 6%, compounded quarterly); or

•

thereafter, an amount equal to the Capitalized Interest Amount that would have accrued and been added to the principal amount of the Note starting with the next succeeding quarterly payment date and through the following 36 months, with an assumed interest rate at 6%, compounded quarterly, which will be deemed to be capitalized to the principal amount of the Note on each interest payment date occurring after the Maturity Date.

If the Mandatory Redemption Event occurs due to the sale of all or substantially all of the assets of the Company, then the Note Make Whole Amount will be equal to the Capitalized Interest Amount that would have accrued and been added to the principal balance of the Note starting with the next succeeding quarterly payment date and through the following 24 months, with an assumed interest rate at 6%, compounded quarterly, which will be deemed to be capitalized on each interest payment date occurring after the Maturity Date.

If the Mandatory Redemption Event occurs due to a dilution event, then the Note Make Whole Amount will be equal to 10% of the principal balance of the Note, plus all interest payments on the aggregate principal amount of the Note that would be due from and after the Mandatory Redemption Date if no payment of the principal amount of such Note was made prior to the Maturity Date.

A dilution event under the Note has the same meaning as under the Certificate of Designation, except, for purposes of the Note, Required Holders means holders having a majority of the aggregate outstanding principal amount of the Note. See the description below.

Early Prepayment Upon Event of Default. If (a) the Company (i) defaults in its obligation to pay the amounts under the Note and such default shall continue unremedied for three business days; (ii) breaches in material respect any of its representations or warranties contained in the Note Purchase Agreement, Note or other document delivered in connection therewith; (iii) breaches certain covenants under the Note Purchase Agreement or other document delivered in connection therewith (subject to applicable grace periods); (iv) defaults (A) in any payment of any indebtedness in excess of $5,500,000 or (B) defaults in the observance of any condition or agreement in respect any such indebtedness, and as a consequence of such default, such indebtedness becomes due and payable prior to its stated maturity; (v) commences certain bankruptcy or similar proceedings or has a bankruptcy or similar proceeding commenced against it that is not dismissed within the applicable grace period; or (b) a material provision of the Note Purchase Agreement, Note or other agreement delivered in connection therewith ceases to be effective (each, an “Event of Default”), then, in addition to other remedies available to a holder, the holders may cause the Company to prepay the Note; provided that the event is a bankruptcy or similar proceeding, then the Company will be required to prepay the Note without action on the part of the holders. The prepayment amount in any such event is an amount equal to the unpaid principal amount of the Note, plus all accrued and unpaid interest, plus the Note Make Whole Amount, and plus all other amounts owing to the holder pursuant to the terms of the Note Purchase Agreement, Note or any other document delivered in connection therewith.

Security and Subordination. The Note is unsecured. It is subordinate and subject in right of payment to the prior payment of all indebtedness under the Company’s principal credit facility in the event of an insolvency or liquidation proceeding. In addition, if the Company defaults under the Credit Agreement, payments under the Note may not be made.

Transferability. The Note has not been registered under the Securities Act of 1933, and may not be transferred unless the Company receives an opinion of counsel that such registration is not required for such transfer.

Board Representative

Under the Note Purchase Agreement, at the request of certain holders of the Note, the Company has agreed to increase its board size by one and has granted such holders the right to nominate for election to the Board of Directors one director, provided such nominee is acceptable to the Board’s Nominating and Governance Committee, and further subject to the Company’s governance guidelines and other policies and procedures. Such holders are entitled to designate a board observer during any time its designee is not serving on the Board of Directors. The board designation and observer rights terminate once there are no Note or shares of Series A Mandatorily Redeemable Preferred Stock outstanding.

Registration Rights

Pursuant to the terms of the Note Purchase Agreement, the Company granted registration rights to the holders of the Note. The Company agreed to file a resale registration statement covering the shares of Common Stock underlying the Note and Series A Mandatorily Redeemable Preferred Stock within 45 days of the date of the Note Purchase Agreement. The Company will assume all expenses in connection with the preparation and filing of the registration statement.

Prohibitions on the Company

The Company may not amend or modify the Charter or its bylaws, or enter into any new agreement with respect to its capital stock or other equity interests in any manner that is adverse to the interests of the holders of the Note, including without limitation, any “poison pill” or rights agreement, unless the shares currently held such holders, the conversion of the Note into Series A Mandatorily Redeemable Preferred Stock, the conversion of the Note and Series A Mandatorily Redeemable Preferred Stock into Common Stock and any Series A Mandatorily Redeemable Preferred Stock and Common Stock held by such holders would be exempt from such plan.

The foregoing is not a complete summary of the terms of the Note Purchase Agreement or the Note, and reference is made to the complete text of the Note Purchase Agreement and the Note, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 and Item 5.03 is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Charter

On March 22, 2012, certain stockholders of the Company took action by written consent (the “Written Consent”), as permitted pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to amend the Charter to (i) increase the number of shares of common stock, par value $0.001 per share (the “Common Stock”), issuable by the Company to 250,000,000 shares from 100,000,000 shares; and (ii) authorize the issuance by the Company’s Board of Directors, from time to time, of up to 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), in one or more series. The Written Consent also approved the issuance of shares of Common Stock in connection with the conversion of the Note and Series A Mandatorily Redeemable Preferred Stock as contemplated by the Note Purchase Agreement for all purposes, including pursuant to the rules and regulations of The NASDAQ Stock Market.

In connection with the Written Consent, the Company will file an information statement with the Securities and Exchange Commission (the “SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and will provide a copy of the information statement to all stockholders who did not execute the written consent. Pursuant to the rules and regulations of the SEC, the amendments to the Charter cannot be effective until 20 business days following the distribution of the information statement. Promptly following the expiration of this 20 business day period, the Company will file the amendments to the Charter with the Secretary of State of the State of Delaware, at which point they will become effective.

The foregoing is not a complete summary of the terms of the amendment to the Charter, and reference is made to the complete text of the form of amendment to the Charter, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Series A Mandatorily Redeemable Preferred Stock

On March 22, 2012, subject to the effectiveness of the amendments to the Charter described above, the Company’s Board of Directors authorized the creation of a class of Preferred Stock designated as “Series A Mandatorily Redeemable Preferred Stock” pursuant to a Certificate of Designation (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware. Pursuant to the Certificate of Designation, the Company is authorized to issue 1,000,000 shares of Series A Mandatorily Redeemable Preferred Stock. As described above, the Note will convert into Series A Mandatorily Redeemable Preferred Stock.

In accordance with the Certificate of Designation, the Series A Mandatorily Redeemable Preferred Stock will have certain rights, preferences and privileges. The following is a summary of the rights, preferences and privileges of the Series A Mandatorily Redeemable Preferred Stock.

Ranking. The Series A Mandatorily Redeemable Preferred Stock will rank, with respect to dividend rights, redemption rights and rights upon liquidation, dissolution or wind-up (i) senior to the Common Stock and each other class of capital stock or series of Preferred Stock established by the Board of Directors, the terms of which expressly provide that such class or series ranks junior to the Series A Mandatorily Redeemable Preferred Stock; (ii) junior to all capital stock or series of Preferred Stock established by the Board, the terms of which expressly provide that such class or series will rank senior to the Series A Mandatorily Redeemable Preferred Stock; and (iii) on parity with all other classes of capital stock or series of Preferred Stock established by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Series A Mandatorily Redeemable Preferred Stock.

Voting. The holders of Series A Mandatorily Redeemable Preferred Stock will be entitled to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the other shares entitled to vote. The holders of Series A Mandatorily Redeemable Preferred Stock will have the right to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which the shares of Series A Mandatorily Redeemable Preferred Stock could be converted.

Dividends. Commencing on March 22, 2013, holders of Series A Mandatorily Redeemable Preferred Stock are entitled to receive cumulative dividends on the Liquidation Preference (initially $1,000 per share), computed on the basis of a 360-day ear of twelve 30-day months at a rate equal to 6% per annum, compounded quarterly on the last day of each March, June, September and December. Accrued and unpaid dividends also will be paid on the date of any redemption or on any liquidation, dissolution or winding-up of the Company. Dividends will be paid in kind each quarter, by adding the amount of the accrued and unpaid dividend to the Liquidation Preference amount of each share of Series A Mandatorily Redeemable Preferred Stock (the “Accreted Dividend Amount”). The Accreted Dividend Amount will constitute part of the Liquidation Preference of each share of Series A Mandatorily Redeemable Preferred Stock as of each applicable quarterly dividend payment date and dividends shall being to accrue on each Accreted Dividend Amount beginning on the date on which such amount is added to the Liquidation Preference amount of each share of Series A Mandatorily Redeemable Preferred Stock. However, all dividends due and payable on the date that the Liquidation Preference of a share of Series A Mandatorily Redeemable Preferred Stock becomes due and payable will be payable in cash on such date. Upon an Early Redemption Event (described below), dividends shall accrue while such event is continuing at the rate equal to the rate for the most recently issued actively traded ten year U.S. Treasury security, plus 10.0%.

Conversion. The Series A Mandatorily Redeemable Preferred Stock will be convertible at any time at the discretion of the holders into that number of shares of Common Stock equal to the Liquidation Preference being converted (plus any accrued dividends that have not yet been accreted to the Liquidation Preference), divided by the initial conversion price of $6.00 per share, which initial conversion price is subject to adjustments as described below. In addition, upon a Change of Control, the sale of all or substantially all of the assets of the Company or the occurrence of certain dilution events described below (a “Mandatory Redemption Event”), then the holders of Series A Mandatorily Redeemable Preferred Stock will have the right to receive upon conversion, in lieu of the Common Stock otherwise issuable, such shares of stock, securities or other property as would have been issued or payable upon such Mandatory Redemption Event had the shares of Series A Mandatorily Redeemable Preferred Stock been converted into Common Stock immediately prior to such Mandatory Redemption Event.

Adjustments to Conversion Price. The conversion price is subject to adjustment upon a stock split, stock dividend, reclassification or other similar event. In addition, if the Company makes a distribution of cash or other assets to holders of Common Stock, then the conversion price will be reduced by an amount equal to the fair market value of the assets distributed to the holders of Common Stock, divided by the number of shares of Common Stock as to which such distribution was made. Also, if the Company issues convertible securities or options to its Common Stock holders, then the holder of Series A Mandatorily Redeemable Preferred Stock will be entitled upon conversion of its shares of Series A Mandatorily Redeemable Preferred Stock to receive the number of such convertible securities or options that such holder would have been entitled to receive had its shares of Series A Mandatorily Redeemable Preferred Stock been converted into Common Stock on the date holders of Common Stock were entitled to such distribution.

Restriction on Conversion. Pursuant to the terms of the Certificate of Designation, if stockholder approval does not become effective, the Company will not issue to the holders of Series A Mandatorily Redeemable Preferred Stock, in the aggregate, shares of Common Stock issuable upon conversion of the Series A Mandatorily Redeemable Preferred Stock in excess of 19.9% of the Company’s outstanding Common Stock immediately prior to the issuance of the Note under the Note Purchase Agreement (the “Issuable Maximum”). If such stockholder approval does not become effective, the Liquidation Preference that could not be converted would continue to remain outstanding.

Redemption. On March 22, 2019 (the “Redemption Date”), all of the outstanding shares of Series A Mandatorily Redeemable Preferred Stock are to be redeemed by the Company for the amount of the Liquidation Preference, plus any and all amounts owing to the holder of such redeemed shares pursuant to the terms of the Note Purchase Agreement, the Note or any other document delivered in connection therewith.

The Company may not redeem the Series A Mandatorily Redeemable Preferred Stock prior to the Redemption Date. If the Company attempts to so redeem prior to the Redemption Date, the holders of Series A Mandatorily Redeemable Preferred Stock will be entitled to an amount equal to 5% of the Liquidation Preference, plus all dividends that would have accreted to the Liquidation Preference at such time if such shares of Series A Mandatorily Redeemable Preferred Stock had not been redeemed prior to the Redemption Date, plus any accrued dividends that have not yet accreted to the Liquidation Preference to the date of redemption, plus all amounts owing to the holder pursuant to the terms of the Note Purchase Agreement, the Note or any other document delivered in connection therewith.

The Company must offer to redeem all of the shares of Series A Mandatorily Redeemable Preferred Stock upon a Mandatory Redemption Event. A holder of Series A Mandatorily Redeemable Preferred Stock may accept or reject the offer of redemption. The redemption amount in such event will be equal to an amount equal to 100% of Liquidation Preference, plus the Make Whole Amount (described below), plus all accrued dividends that have not yet been accreted to the Liquidation Preference through the date of redemption, plus all other amounts owing to the holder pursuant to the terms of the Note Purchase Agreement, the Note or any other document delivered in connection therewith.

The amount of the Make Whole Amount is determined by the event that triggers the Mandatory Redemption Event. If the Mandatory Redemption Event occurs due to a Change of Control, or an Early Redemption Event (as described below), then the Make Whole Amount will be equal to:

•

for the first 2 years following March 22, 2012, nothing, unless the Company is prohibited from redeeming shares or otherwise fails to redeem the shares, in which case the Make Whole Amount is equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 2 years (with an assumed dividend rate at 6%, compounded quarterly);

•

after March 22, 2014, but before March 22, 2015, an amount equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 24 months (with an assumed dividend rate at 6%, compounded quarterly); or

•

thereafter, an amount equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 36 months, with an assumed dividend rate at 6%, compounded quarterly, which will be deemed to be accreted to the Liquidation Preference on each dividend payment date occurring after the Redemption Date.

If the Mandatory Redemption Event occurs due to the sale of all or substantially all of the assets of the Company, then the Make Whole Amount will be equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 24 months, with an assumed dividend rate at 6%, compounded quarterly, which will be deemed to be accreted to the Liquidation Preference on each dividend payment date occurring after the Redemption Date.

If the Mandatory Redemption Event occurs due to a dilution event, then the Make Whole Amount will be equal to 10% of the Liquidation Preference, plus an amount equal to the Accreted Divided Amount that would have accrued and been added to the Liquidation Preference if the Series A Mandatorily Redeemable Preferred Stock had not been redeemed prior to the Redemption Date.

A dilution event under the Certificate of Designation means that if any time prior to the earlier of 9 months from anniversary date of the Closing Date and the consummation of any issuance of Common Stock by the Company otherwise permitted under the Note Purchase Agreement in which the Company receives net consideration of at least $20,000,000, the issuance by the Company, without the prior written consent of the holders of Series A Mandatorily Redeemable Preferred Stock representing a majority of the aggregate Liquidation Preference of the outstanding shares of Series A Mandatorily Redeemable Preferred Stock (the “Required Holders”), of Common Stock in which the net consideration exceeds $20,000,000, unless the fair market value of the net consideration received by the Company is equal to or greater than the greater of either $3.00 per share (as adjusted for stock splits, distributions, reclassifications and other similar events) and 80% of the fair market value of the Common Stock as of the date of such issuance. If the Company receives any consideration other than cash consideration in exchange for the issuance of shares of its Common Stock, the fair market value of the consideration received for such Common Stock must be reasonably and unanimously determined in good faith by the Company’s Board of Directors. “Fair market value” is generally the average of the closing bid price per share for the 15 trading days preceding the date of determination.

In addition, it is a dilution event if any shares of Series A Mandatorily Redeemable Preferred Stock are outstanding, and the Company, without the prior written consent of the Required Holders (i) issues any shares of Preferred Stock, or creates any new series or class of securities other than the Series A Mandatorily Redeemable Preferred Stock; (ii) becomes liable for any indebtedness in an aggregate principal amount in excess of $5,000,000 if the yield on such indebtedness exceeds Interest Rate (as defined in the Note Purchase Agreement and as in effect after March 22, 2013) by more than 900 basis points; (iii) issues options at a price per share less than the fair market value per share of Common Stock; (iv) issues any convertible securities if the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the fair market value per share of Common Stock in effect on the date of issuance of such convertible securities; or (v) changes the amount of additional consideration payable to the Company upon the exercise of any options, the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any convertible securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution). A dilution event excludes the issuance of Common Stock (i) pursuant to the Company’s 2006 Equity Incentive Plan in an aggregate amount not exceeding 15% of the total number of shares of Common Stock issued and outstanding from time to time; (ii) upon conversion of the Company’s currently outstanding options that were not issued pursuant to the 2006 Equity Incentive Plan; (iii) upon exercise of warrants outstanding on March 22, 2012; and (iv) the Company’s exchangeable shares in connection with the Plan of Arrangement that the Company entered into in November 2006.

Early Redemption Upon Certain Events. If (a) the Company (i) defaults in its obligation to pay the amounts in connection with a redemption of the Series A Mandatorily Redeemable Preferred Stock and such default shall continue unremedied for three business days; (ii) breaches in material respect any of its representations or warranties contained in the Note Purchase Agreement, the Note or other document delivered in connection therewith; (iii) breaches certain covenants under the Note Purchase Agreement or other document delivered in connection therewith (subject to applicable grace periods); (iv) defaults (A) in any payment of any indebtedness in excess of $5,500,000 or (B) defaults in the observance of any condition or agreement in respect of any such indebtedness, and as a consequence of such default, such indebtedness becomes due and payable prior to its stated maturity; (v) commences certain bankruptcy or similar proceedings or has a bankruptcy or similar proceeding commenced against it that is not dismissed within the applicable grace period; or (b) a material provision of the Note Purchase Agreement, the Note or other agreement delivered in connection therewith ceases to be effective (each, an “Early Redemption Event”), then, in addition to other remedies available to a holder, each holder may cause the Company to redeem its Series A Mandatorily Redeemable Preferred Stock; provided that the event is a bankruptcy or similar proceeding, then the Company will be required to redeem the Series A Mandatorily Redeemable Preferred Stock without action on the part of the holders. The redemption payment in any such event is an amount equal to the Liquidation Preference, plus the Make Whole Amount, plus any accrued dividends that have not yet accreted to the Liquidation Preference as of the date of redemption, and plus all other amounts owing to the holder pursuant to the terms of the Note Purchase Agreement, the Note or any other document delivered in connection therewith.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to any senior securities, before any distribution or payment is made to the holders of any junior securities (including Common Stock), the holders of Series A Mandatorily Redeemable Preferred Stock shall first be entitled to be paid out of the assets of the Company available for distribution to its shareholders.

Protective Provisions. So long as any of the shares of the Series A Mandatorily Redeemable Preferred Stock are outstanding, the Company may not without first obtaining the prior written approval of the Required Holders amend the Certificate of Designation or reduce the number of shares of the Company’s preferred stock designated as Series A Mandatorily Redeemable Preferred Stock, or issue additional shares of Series A Mandatorily Redeemable Preferred Stock.

Transferability. The Series A Mandatorily Redeemable Preferred Stock is restricted stock and may not be transferred or sold except in accordance with the rules of the SEC.

The Certificate of Designation does not provide for preemptive rights for the holders of Series A Mandatorily Redeemable Preferred Stock.

The foregoing is not a complete summary of the terms of the Certificate of Designation, and reference is made to the complete text of the form of Certificate of Designation, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Pursuant to the Written Consent, Vintage Albany Acquisition, LLC (“Vintage”), the beneficial owner of 22,000,000 shares of Common Stock, and Senator Sidecar Master Fund LP (“Senator”), the beneficial owner of 5,929,231 shares of Common Stock, approved the amendment to the Charter described above and the issuance of the shares of

Common Stock pursuant to the conversion of the Note or the Series A Mandatorily Redeemable Preferred Stock as required by the listing rules of The NASDAQ Stock Market. Together, Vintage and Senator hold a majority of the outstanding shares of Common Stock.

Section 8 – Other Events

Item 8.01.	Other Events.

On March 23, 2012, the Company issued a press release announcing the acquisition of C-MAC. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

3.1	Form of Certificate of Amendment to the Certificate of Incorporation of API Technologies Corp.
3.2	Form of Certificate of Designation of Series A Mandatorily Redeemable Preferred Stock.
4.1	Note Purchase Agreement, dated as of March 22, 2012, by and among API Technologies Corp. and each of the Purchasers referred to therein.*
4.2	Form of Convertible Subordinated Note.
10.1	Share Purchase Agreement, dated as of 22 March 2012, between C-MAC Microcircuits UK Opco Limited, Karen Oddey and API Technologies (UK) Limited.*
10.2	Second Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2012, among API Technologies Corp., the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.
99.1	API Technologies Corp. press release, dated March 23, 2012.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request made by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Chairman and Chief Executive Officer

Date: March 28, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Form of Certificate of Amendment to the Certificate of Incorporation of API Technologies Corp.
3.2	Form of Certificate of Designation of Series A Mandatorily Redeemable Preferred Stock.
4.1	Note Purchase Agreement, dated as of March 22, 2012, by and among API Technologies Corp. and each of the Purchasers referred to therein.*
4.2	Form of Convertible Subordinated Note.
10.1	Share Purchase Agreement, dated as of 22 March 2012, between C-MAC Microcircuits UK Opco Limited, Karen Oddey and API Technologies (UK) Limited.*
10.2	Second Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2012, among API Technologies Corp., the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.
99.1	API Technologies Corp. press release, dated March 23, 2012.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request made by the Securities and Exchange Commission.